                                   EXHIBIT 12
                          FLEET FINANCIAL GROUP, INC.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS

                          EXCLUDING INTEREST ON DEPOSITS
                              (dollars in thousands)


                                  THREE          NINE
                                  MONTHS        MONTHS
                                  ENDED         ENDED                           YEAR ENDED DECEMBER 31
                               SEPTEMBER 30  SEPTEMBER 30  -------------------------------------------------------------------
                                   1997          1997          1996          1995          1994          1993          1992
                                ----------   ------------  ------------  ------------  ------------  ------------  -----------

Earnings:

  Income before income taxes,
    extraordinary credit and
    cumulative effect of
    change in method
    of accounting.............  $  554,333   $  1,628,700  $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369

Adjustments:

  (a) Fixed charges:

     (1) Interest on borrowed
         funds..............       150,657        416,187       685,056     1,278,598       990,395       751,754       638,430

     (2) 1/3 of Rent........        11,842         36,386        52,264        49,921        50,597        52,254        49,197

   (b) Preferred dividends...       26,897         82,686       117,676        62,064        48,859        60,365        65,658
                                 ----------   ------------  ------------  ------------  ------------  ------------  ------------

   (c) Adjusted earnings.....   $  743,729   $  2,163,959  $  2,785,594  $  2,424,339  $  2,469,490  $  1,958,829  $  1,370,654
                                 ----------   ------------  ------------  ------------  ------------  ------------  ------------
                                 ----------   ------------  ------------  ------------  ------------  ------------  ------------
Fixed charges and preferred
  dividends................     $  189,396   $    535,259  $    854,996  $  1,390,583  $  1,089,851  $    864,373  $    753,285
                                 ----------   ------------  ------------  ------------  ------------  ------------  ------------
                                 ----------   ------------  ------------  ------------  ------------  ------------  ------------
Adjusted earnings/fixed
  charges..................          3.93x          4.04x         3.26x         1.74x         2.27x         2.27x         1.82x
                                 ----------   ------------  ------------  ------------  ------------  ------------  ------------



                         INCLUDING INTEREST ON DEPOSITS

                            (dollars in thousands)

                           THREE MONTHS   NINE MONTHS
                               ENDED         ENDED                      YEAR ENDED DECEMBER 31
                           SEPTEMBER 30   SEPTEMBER 30  ------------------------------------------------------
                               1997           1997          1996          1995          1994          1993          1992
                           -------------  ------------  ------------  ------------  ------------  ------------  ------------

Earnings:

  Income before income
    taxes, extra-ordinary
    credit and cumulative
    effect of change in
    method of accounting...$    554,333    $1,628,700   $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369

Adjustments:

   (a) Fixed charges:

      (1) Interest on borrowed
           funds..........      150,657       416,187        685,056     1,278,598       990,395       751,754       638,430

      (2) 1/3 of Rent.....       11,842        36,386         52,264        49,921        50,597        52,254        49,197

      (3) Interest on
           deposits.......      409,844     1,233,258      1,753,723     1,726,403     1,170,532     1,165,046     1,698,804

  (b) Preferred
       dividends..........       26,897        82,686        117,676        62,064        48,859        60,365        65,658
                              -------------  ------------  ------------  ------------  ------------  ------------  ------------

  (c) Adjusted earnings.... $ 1,153,573    $3,397,217   $  4,539,317  $  4,150,742  $  3,640,022  $  3,123,875  $  3,069,458
                            -------------  ------------  ------------  ------------  ------------  ------------  ------------

Fixed charges and
  preferred dividends.....  $   599,240    $1,768,517   $  2,608,719  $  3,116,986  $  2,260,383  $  2,029,419  $  2,452,089
                            -------------  ------------  ------------  ------------  ------------  ------------  ------------

Adjusted earnings/ fixed
  charges................         1.93x         1.92x          1.74x         1.33x         1.61x         1.54x         1.25x
                            -------------  ------------  ------------  ------------  ------------  ------------  ------------

                                  EXHIBIT 12
                         FLEET FINANCIAL GROUP, INC.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                       EXCLUDING INTEREST ON DEPOSITS
                           (dollars in thousands)

                          THREE MONTHS   NINE MONTHS
                             ENDED         ENDED
                          SEPTEMBER 30   SEPTEMBER 30                         YEAR ENDED DECEMBER 31
                          ------------   ------------  --------------------------------------------------------------------
                              1997           1997          1996          1995          1994          1993          1992
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------

Earnings:

  Income before income
    taxes, extraordinary
    credit and cumulative
    effect of change in
    method of
    accounting..........   $   554,333    $1,628,700   $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369

Adjustments:

  (a) Fixed charges:

     (1) Interest on borrowed
         funds..........       150,657       416,187        685,056     1,278,598       990,395       751,754       638,430

     (2) 1/3 of Rent....        11,842        36,386         52,264        49,921        50,597        52,254        49,197
                           -------------  ------------  ------------  ------------  ------------  ------------  ------------

  (b) Adjusted earnings.   $   716,832    $2,081,273   $  2,667,918  $  2,362,275  $  2,420,631  $  1,898,464  $  1,304,996
                           -------------  ------------  ------------  ------------  ------------  ------------  ------------

Fixed charges...........   $   162,499    $  452,573   $    737,320  $  1,328,519  $  1,040,992  $    804,008  $    687,627
                           -------------  ------------  ------------  ------------  ------------  ------------  ------------

Adjusted earnings/fixed
  charges...............         4.41x         4.60x          3.62x         1.78x         2.33x         2.36x         1.90x
                           -------------  ------------  ------------  ------------  ------------  ------------  ------------


                        INCLUDING INTEREST ON DEPOSITS
                            (dollars in thousands)

                          THREE MONTHS   NINE MONTHS
                              ENDED         ENDED
                          SEPTEMBER 30   SEPTEMBER 30                         YEAR ENDED DECEMBER 31
                          -------------  ------------  --------------------------------------------------------------------
                              1997           1997          1996          1995          1994          1993          1992
                          -------------  ------------  ------------  ------------  ------------  ------------  ------------

Earnings:

  Income before income
    taxes, extraordinary
    credit and cumulative
    effect of change in
    method of
    accounting..........    $   554,333    $1,628,700   $  1,930,598  $  1,033,756  $  1,379,639  $  1,094,456  $    617,369

Adjustments:

  (a) Fixed charges:

     (1) Interest on borrowed
         funds...........       150,657       416,187        685,056     1,278,598       990,395       751,754       638,430

     (2) 1/3 of Rent.....        11,842        36,386         52,264        49,921        50,597        52,254        49,197

     (3) Interest on
         deposits........       409,844     1,233,258      1,753,723     1,726,403     1,170,532     1,165,046     1,698,804

  (b) Adjusted earnings..   $ 1,126,676    $3,314,531   $  4,421,641  $  4,088,678  $  3,591,163  $  3,063,510  $  3,003,800
                           -------------  ------------  ------------  ------------  ------------  ------------  ------------

Fixed charges............   $   572,343    $1,685,831   $  2,491,043  $  3,054,922  $  2,211,524  $  1,969,054  $  2,386,431
                           -------------  ------------  ------------  ------------  ------------  ------------  ------------

Adjusted earnings/fixed
  charges................         1.97x         1.97x          1.78x         1.34x         1.62x         1.56x         1.26x
                           -------------  ------------  ------------  ------------  ------------  ------------  ------------